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                                                                      EXHIBIT 32

                                  CERTIFICATION
               PURSUANT TO 18 UNITED STATES CODE Section 1350 AND
              RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

In connection with the Quarterly Report of Pulte Homes, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned herby certifies that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  May 5, 2006

/s/ Richard J. Dugas, Jr.
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Richard J. Dugas, Jr.
President and Chief Executive Officer

/s/ Roger A. Cregg
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Roger A. Cregg
Executive Vice President and
Chief Financial Officer